EXHIBIT 99.1
MG-Bellevue, LLC and MGB Hotel, LLC
Combined Balance Sheets

	September 30, 2013	December 31, 2012
	(unaudited)
Assets:
Hotel Property
Land	$7,601,541	$7,601,541
Buildings and improvements	45,338,869	45,338,869
Furnishings and equipment	5,946,964	5,928,316
	58,887,374	58,868,726
Less: Accumulated depreciation	(11,576,852)	(9,814,283)
Net hotel property	47,310,522	49,054,443

Cash and cash equivalents	2,198,515	2,664,320
Restricted cash	1,351,083	1,011,401
Accounts receivable	1,043,870	562,793
Prepaid expenses	21,996	3,309
Due from affiliates	7,002,138	3,931,138
Deferred financing costs, net of accumulated amortization of $901,053 in 2013 and $827,414 in 2012	58,500	132,139
Total assets	$58,986,624	$57,359,543

Liabilities and Member's Equity:
Liabilities
Mortgage loan payable	$39,000,000	$39,000,000
Accounts payable and accrued expenses	339,215	330,685
Total liabilities	39,339,215	39,330,685

Member's equity	19,647,409	18,028,858
Total liabilities and member's equity	$58,986,624	$57,359,543

The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Combined Statements of Operations (Unaudited)

	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2013	September 30, 2012
Revenue:
Room	$8,493,537	$7,044,400
Food and beverage	159,667	143,681
Other	457,343	388,519
Total revenue	9,110,547	7,576,600
Expenses:
Hotel operating expenses:
Room	1,562,933	1,312,059
Food and beverage expense	95,849	100,199
Telephone expense	21,661	34,921
Other expense	34,840	29,109
General and administration	644,712	538,712
Advertising and promotions	540,642	458,195
Utilities	359,760	281,269
Repairs and maintenance	288,608	294,415
Asset and management fees	870,501	740,358
Total hotel operating expenses	4,419,506	3,789,237

Depreciation and amortization	1,762,569	1,756,814
Property taxes and insurance	330,767	236,489
General and administrative	81,943	11,220
Total operating expenses	6,594,785	5,793,760

Operating income	2,515,762	1,782,840
Interest and other income	399	476
Interest expense, including amortization of deferred fees	(897,610)	(903,069)
Net income	$1,618,551	$880,247
The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Combined Statement of Member's Equity (Unaudited)
For the Nine Months Ended September 30, 2013

Total Equity
Balance at December 31, 2012	$18,028,858
Net income	1,618,551
Balance at September 30, 2013	$19,647,409
The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Combined Statements of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income	$1,618,551	$880,247
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,762,569	1,756,814
Amortization of deferred financing fees included in interest expense	73,639	74,075
Changes in assets and liabilities:
Increase in accounts receivable	(481,077)	(413,017)
(Increase) decrease in prepaid expenses	(18,687)	11,443
(Increase) decrease in accounts payable and accrued expenses	8,530	(115,392)
Net cash provided by operating activities	2,963,525	2,194,170

Cash flows from investing activities:
Capital expenditures	(18,648)	(62,986)
Change in restricted cash	(339,682)	(240,115)
Advances to affiliates	(3,071,000)	(1,815,000)
Net cash used in investing activities	(3,429,330)	(2,118,101)

Cash flows from financing activities:
Payment of deferred financing fees	—	(3,262)
Net cash used in financing activities	—	(3,262)

Net increase (decrease) in cash and cash equivalents	(465,805)	72,807
Cash and cash equivalents, beginning of period	2,664,320	2,486,690

Cash and cash equivalents, end of period	$2,198,515	$2,559,497

Supplemental disclosure of cash flow information:
Cash paid for interest	$926,304	$916,961
The accompanying notes are an integral part of these combined financial statements.

MG-Bellevue, LLC and MGB Hotel, LLC
Notes to Combined Financial Statements (Unaudited)

(1)	General
The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2012, and the related statements of operations, changes in member’s equity, and cash flows for the year ended December 31, 2012 included in Chatham Lodging Trust's Form 8-K filed on September 24, 2013. MG-Bellevue, LLC and MGB Hotel, LLC (hereinafter the "Company" or the “Hotel”) is located in Bellevue, WA. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the periods and accounting policies have been consistently applied.

(2)	Management Agreement
The Company has executed a management agreement with the Hotel Manager for the operation of the Hotel. Base management fees are calculated as 7% of gross revenues. The Hotel Manager can earn additional incentive fees if certain conditions are met. During the nine months ended September 30, 2013 and 2012, the Company incurred $637,738 and $507,595, respectively, in hotel management fees.

(3)	Related-Party Transactions

Asset Management Agreement
Pursuant to the terms of an asset management agreement, the Company pays MG Fund V Manager, LLC (an affiliate of Fund V) an annual asset management fee calculated at 1.5%, per annum, of aggregate invested equity. During the nine months ended September 30, 2013 and 2012, the Company incurred asset management fees of $232,763 and $232,763, respectively, which are included on the combined statements of operations within Asset and management fees.
Due from Affiliates
Due from affiliates represents advances made by the Company to Fund V and its subsidiaries for operating expenses. These advances are non-interest-bearing and are repaid by Fund V as excess cash becomes available.

(4) Subsequent Events

On October 31, 2013, the Company was sold for $73.2 million to Chatham Lodging Trust. The mortgage debt was repaid in full from the proceeds of the sale.

The Company has evaluated subsequent events from the balance sheet date through December 10, 2013, the date the financial statements were available to be issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF CHATHAM LODGING TRUST

Chatham Lodging Trust (“Chatham”) was formed as a Maryland real estate investment trust (“REIT”) on October 26, 2009. Chatham completed its initial public offering (“IPO”) and concurrent private placement of common shares of beneficial interest on April 21, 2010. Chatham raised approximately $158.7 million, net of underwriting discounts and commissions and other offering costs. On February 8, 2011, Chatham completed a second public offering of common shares, raising approximately $69.4 million, net of underwriting discounts and commissions and other offering costs. On January 14, 2013, Chatham completed a third public offering of common shares, raising approximately $48.5 million and a partial exercise of the underwriters’ option to purchase additional shares raising approximately $1.4 million both net of underwriting discounts and commissions and other offering costs. On June 18, 2013, Chatham completed a fourth public offering of common shares, raising approximately $70.2 million and a partial exercise of the underwriters' option to purchase additional shares raising approximately $7.4 million both net of underwriting discounts and commissions and other offering costs. On September 30, 2013, Chatham completed a fifth public offering of common shares, raising approximately $56.8 million and on October 11, 2013, an exercise of the underwriters' option to purchase additional shares raising approximately $8.5 million both net of underwriting discounts and commissions and other offering costs.

On December 27, 2012, Chatham acquired the Hampton Inn Portland Downtown in Portland, Maine for $28.0 million. On February 5, 2013, Chatham acquired the Courtyard by Marriott Houston Medical Center in Houston, Texas for $34.8 million. On August 9, 2013, Chatham acquired the Hampton Inn and Suites hotel by Hilton in Exeter, New Hampshire for $15.2 million. These acquisitions were not deemed significant and therefore are not included in the pro forma financial information.

On June 17, 2013, Chatham acquired the 178-room Hyatt Place® Pittsburgh North Shore hotel in Pittsburgh, Pennsylvania (the “North Shore Hotel”) for a cash purchase price of $40.0 million, plus customary pro-rated amounts and closing costs.

On August 30, 2013, Chatham entered into a purchase and sale agreement with MG-Bellevue, LLC ("MG Owner") to acquire the 231-room Residence Inn by Marriott Bellevue hotel in Bellevue, Washington (the "Bellevue Hotel") for a cash purchase price of $73.2 million, plus customary pro-rated amounts and closing costs. The sale closed on October 31, 2013.

The unaudited pro forma consolidated balance sheet as of September 30, 2013 includes the pro forma financial information as if the Bellevue Hotel was acquired on September 30, 2013.

The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2013 includes the pro forma financial information as if the North Shore and Bellevue Hotels were acquired on January 1, 2012.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 includes the pro forma financial information as if the North Shore and Bellevue Hotels were acquired on January 1, 2012.

The unaudited pro forma financial information is not necessarily indicative of what Chatham’s results of operations or financial condition would have been assuming such transactions had been completed at the dates described above, nor is it indicative of Chatham’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the significant acquisition described above have been made. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the historical financial statements and notes thereto of Chatham in Chatham’s 2012 Annual Report on Form 10-K, the Quarterly Report on Form 10−Q for the nine months ended September 30, 2013 and the Form 8-K filed on September 24, 2013.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2013
(in thousands except share data)

	Chatham Lodging Trust (1)	Acquisition of Bellevue Hotel (2)	Pro Forma Adjustments (3)	ProForma Chatham Lodging Trust
Assets:
Investment in hotel properties, net	$543,709	$71,757	$—	$615,466
Cash and cash equivalents	60,401	(72,123)	56,089	44,367
Restricted cash	5,062	—	—	5,062
Investment in unconsolidated real estate entities	515	—	—	515
Hotel receivables (net of allowance for doubtful accounts of $42)	2,249	240	—	2,489
Deferred costs, net	5,647	—	—	5,647
Prepaid expenses and other assets	2,387	60	—	2,447
Total assets	$619,970	$(66)	$56,089	$675,993

Liabilities and Equity:
Debt	$175,208	$—	$47,580	$222,788
Revolving credit facility	48,500	—	—	48,500
Accounts payable and accrued expenses	11,885	1	—	11,886
Distributions payable	1,900	—	—	1,900
Total liabilities	237,493	1	47,580	285,074

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at September 30, 2013 and December 31, 2012	—	—	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 22,558,058 shares issued and outstanding, respectively, at September 30, 2013	256	—	5	261
Additional paid-in capital	425,331	—	8,504	433,835
Accumulated deficit	(45,138)	(67)	—	(45,205)
Total shareholders’ equity	380,449	(67)	8,509	388,891

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	2,028	—	—	2,028

Total equity	382,477	(67)	8,509	390,919
Total liabilities and equity	$619,970	$(66)	$56,089	$675,993

See Notes to Unaudited Pro Forma Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(in thousands, except share and per share data)

The Unaudited Pro Forma Consolidated Balance Sheet assumes the following occurred on September 30, 2013

•	Completion of the purchase of the Bellevue Hotel.

•	Payment of costs and expenses of approximately $67 related to the Bellevue Hotel.

•	An exercise of the underwriter's over-allotment option resulting in the issuance of 487,500 shares at a closing price of $18.35 per share, net of underwriter's discounts.
Notes and Management Assumptions:

1) Represents Chatham’s unaudited historical consolidated balance sheet as of September 30, 2013. Expenses of $5 were included prior to September 30, 2013 related to the acquisition of the Bellevue Hotel.

2) The following adjustment records the preliminary allocation of the purchase price for the Bellevue Hotel based on the estimated fair value of the assets acquired, the liabilities assumed and the consideration transferred which was funded through use of proceeds from the assumed offering.

Land	$13,800
Building	56,957
Furniture, fixtures and equipment	1,000
Cash and cash equivalents	(72,056)
Hotel receivables	240
Prepaid expenses and other assets	60
Accounts payable and accrued expenses	(1)
—

The estimated costs incurred by Chatham to complete the purchase of the Bellevue Hotel are as follows:

Closing costs	$42
Accounting fees related to audit and review	13
Legal fees	12
$67

3) Assumed proceeds from the issuance of 487,500 shares at the closing price of $18.35 per share, net of estimated offering costs and a 4.5% underwriters discount based on the quantity of shares sufficient to consummate the probable acquisition and new mortgage debt of $47.6 million to raise cash to complete the transaction. The loan has a fixed interest rate of 4.9655% and has a 10-year term, a 30-year amortization payment schedule and is interest only until January 2015.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
(in thousands except share and per share data)

	Chatham Lodging Trust (1)	North Shore Hotel (2)	Bellevue Hotel (3)	Pro Forma Adjustments		ProForma Chatham Lodging Trust
Revenue:
Room	$86,377	$2,819	$8,494	$—		$97,690
Food and beverage	717	261	160	—		1,138
Other operating	3,575	170	457	—		4,202
Cost reimbursements from unconsolidated real estate entities	1,226	—	—	—		1,226
Total revenue	91,895	3,250	9,111	—		104,256
Expenses:
Hotel operating expenses:
Room	18,460	700	1,563	—		20,723
Food and beverage expense	506	142	95	—		743
Telephone expense	643	—	22			665
Other expense	1,157	20	34			1,211
General and administration	8,493	306	645	—		9,444
Franchise and marketing fees	6,807	172	—	729	(4)	7,708
Advertising and promotions	2,046	197	541			2,784
Utilities	3,675	95	360	—		4,130
Repairs and maintenance	4,711	112	289	—		5,112
Management fees	2,430	114	871	(592)	(5)	2,823
Insurance	543	—	—	—		543
Total hotel operating expenses	49,471	1,858	4,420	137		55,886

Depreciation and amortization	12,526	601	1,763	(603)	(6&7)	14,287
Property taxes and insurance	6,329	263	331	—		6,923
General and administrative	5,956	—	82	(82)	(8)	5,956
Hotel property acquisition costs and other charges	2,581	—	—	(804)	(9)	1,777
Reimbursed costs from unconsolidated real estate entities	1,226	—	—	—		1,226
Total operating expenses	78,089	2,722	6,596	(1,352)		86,055

Operating income	13,806	528	2,515	1,352		18,201
Interest and other income	124	—	—	—		124
Interest expense, including amortization of deferred fees	(8,433)	(219)	(897)	(1,170)	(10)	(10,719)
Loss on early extinguishment of debt	(933)	—	—	—		(933)
Loss from unconsolidated real estate entities	(1,394)	—	—	—		(1,394)
Income before income tax benefit	3,170	309	1,618	182		5,279
Income tax expense	(75)	—	—	(119)	(11)	(194)
Net income	$3,095	$309	$1,618	$63		$5,085

Earnings per share data:
Basic - income per common share	$0.15					$0.26

Diluted - income per common share	$0.15					$0.25

Basic - weighted average number of common shares outstanding	19,308,809			487,500	(12)	19,796,309

Diluted - weighted average number of common shares outstanding	19,539,941			487,500	(12)	20,027,441
See Notes to Unaudited Pro Forma Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
(in thousands, except share and per share data)

1)	Represents the unaudited historical results of operations of Chatham for the nine months ended September 30, 2013.

2)	Represents the unaudited results of operations of the North Shore Hotel for the nine months ended September 30, 2013.

3)	Represents the historical results of operations of the Bellevue Hotel for the nine months ended September 30, 2013.

4)
Reflects the adjustment to franchise fees based on previously obtained franchise agreements for contractual differences related to the fees that will be payable under the new franchise agreement on the Bellevue Hotel of $729.

5)
Reflects the adjustment to management fees of $(592) for contractual differences related to the fees required to be paid under the old management agreements compared to the new contracts or proposed agreements as follows (in thousands):

	Description	New Fees	Old Fees	Adjustment
North Shore Hotel	Accounting and other fees	12	29	(17)
Bellevue Hotel	Accounting and other fees	23	233	(210)
Bellevue Hotel	Management fee	273	638	(365)
		308	900	(592)

6)
Reflects net decrease to depreciation expense based on Chatham’s cost basis in the North Shore and Bellevue Hotels and their accounting policy for depreciation of ($609). Depreciation is computed using the straight-line method over the estimated useful lives of the assets, five years for furniture and equipment, 15 years for land improvements and 40 years for buildings and five to 15 years for building improvements.

7)
Reflects the increase to amortization of franchise fees of $6 based on the franchise application fees paid of $71 and the term of the new agreement which is 17 years from the closing of the purchase of the North Shore Hotel and application fees paid of $115 and the term of the new agreement which is 20 years from the closing of the purchase of the Bellevue Hotel.

8)	Reflects the elimination of corporate general and administrative fees at the Bellevue Hotel which are not recurring and thus excluded from the unaudited pro forma results of operations.

9)
Reflects the adjustment for one-time hotel acquisition costs for the hotels acquired that are included in Chatham's historical results reflected in the pro forma and are not recurring and thus excluded from the unaudited pro forma results of operations.

10)
Reflects the incremental interest expense paid for the Bellevue and North Shore Hotels. The Bellevue loan has a fixed interest rate of 4.9655% and has a 10-year term, a 30-year amortization payment schedule and is interest only until January 2015.

11)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of Chatham’s TRS for the North Shore and Bellevue Hotels of $119.

12)	Adjustment to reflect shares issued to fund acquisition as outstanding during the period.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands except share and per share data)

	Chatham Lodging Trust (1)	North Shore Hotel (2)	Bellevue Hotel (3)	Pro Forma Adjustments		ProForma Chatham Lodging Trust
Revenue:
Room	$94,566	$6,415	$9,654	$—		$110,635
Food and beverage	253	610	229			1,092
Other	4,023	351	550	—		4,924
Cost reimbursements from unconsolidated real estate entities	1,622	—	—	—		1,622
Total revenue	100,464	7,376	10,433	—		118,273
Expenses:
Hotel operating expenses:
Room	20,957	1,499	1,924	—		24,380
Food and beverage expense	307	284	136	—		727
Telephone expense	718	—	46			764
Other expense	1,508	53	43			1,604
General and administration	9,546	616	782	—		10,944
Franchise fees	7,529	389	—	835	(4)	8,753
Advertising and Promotions	2,257	322	681	—		3,260
Utilities	4,081	221	443	—		4,745
Repairs and maintenance	4,958	198	425	—		5,581
Management fees	2,646	258	1,041	(736)	(5)	3,209
Insurance	523	—	—	—		523
Total hotel operating expenses	55,030	3,840	5,521	99		64,490

Depreciation and amortization	14,273	1,287	2,343	(786)	(6&7)	17,117
Property taxes and insurance	7,088	376	376	—		7,840
General and administrative	7,565	—	40	(40)	(8)	7,565
Hotel property acquisition costs and other charges	236	—	—	—		236
Reimbursed costs from unconsolidated real estate entities	1,622	—	—	—		1,622
Total operating expenses	85,814	5,503	8,280	(727)		98,870

Operating income	14,650	1,873	2,153	727		19,403
Interest and other income	55	—	8	(8)	(9)	55
Interest expense, including amortization of deferred fees	(14,641)	(701)	(1,207)	(1,491)	(10)	(18,040)
Loss from unconsolidated real estate entities	(1,439)	—	—	—		(1,439)
Income (loss) before income tax benefit	(1,375)	1,172	954	(772)		(21)
Income tax expense	(75)	—	—	(167)	(11)	(242)
Net income (loss)	$(1,450)	$1,172	$954	$(939)		$(263)

Earnings per share data:
Basic and diluted - income (loss) per common share	$(0.12)					$(0.01)

Basic and diluted - weighted average number of common shares outstanding	13,811,691			4,461,580	(12)	18,273,271
See Notes to Unaudited Pro Forma Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands, except share data)

1)	Represents the historical results of operations of Chatham for the year ended December 31, 2012.

2)	Represents the historical results of operations of the North Shore Hotel for the year ended December 31, 2012.

3)	Represents the historical results of operations of the Bellevue Hotel for the year ended December 31, 2012.

4)
Reflects the adjustment to franchise fees based on previously obtained franchise agreements for contractual differences related to the fees that will be payable under the new franchise agreement on the Bellevue Hotel of $835.

5)
Reflects the adjustment to management fees of $ (736) for contractual differences related to the fees required to be paid under the old management agreements compared to the new contracts or proposed agreements as follows (in thousands):

	Description	New Fees	Old Fees	Adjustment
North Shore Hotel	Accounting and other fees	26	65	(39)
Bellevue Hotel	Accounting and other fees	30	310	(280)
Bellevue Hotel	Management fee	313	730	(417)
		369	1,105	(736)

6)
Reflects net decrease to depreciation expense based on Chatham’s cost basis in the North Shore and Bellevue Hotels and their accounting policy for depreciation of ($796). Depreciation is computed using the straight-line method over the estimated useful lives of the assets, five years for furniture and equipment, 15 years for land improvements and 40 years for buildings and five to 15 years for building improvements.

7)
Reflects the increase to amortization of franchise fees of $10 based on the franchise application fees paid of $71 and the term of the new agreement which is 17 years from the closing of the purchase of the North Shore Hotel and application fees paid of $75 and the term of the new agreement which is 15 years from the closing of the purchase of the Bellevue Hotel.

8)	Reflects the elimination of corporate general and administrative fees at the Bellevue Hotel which are not recurring and thus excluded from the pro forma results of operations.

9)	Reflects the elimination of interest income at the Bellevue hotel which is not recurring.

10)
Reflects the incremental interest expense paid for the Bellevue and North Shore Hotels. The Bellevue loan has a fixed interest rate of 4.9655% and has a 10-year term, a 30-year amortization payment schedule and is interest only until January 2015.

11)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of Chatham’s TRS for the North Shore and Bellevue Hotels of $167.

12)	Adjustment to reflect shares issued to fund acquisition as outstanding during the period.